SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2007

Beckman Coulter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10109	95-104-0600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 N. Harbor Boulevard

Fullerton, California 92834-3100

(Address of principal executive offices) (Zip Code)

(714) 871-4848

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 6, 2007, Beckman Coulter’s Board of Directors adopted Amended and Restated By-laws which amended Article II, Section 3 and Article V, Sections 2, 3, and 6 of the Company’s by-laws previously in effect. The amendments provide explicitly for the issuance and transfer of both certificated and uncertificated shares of the Company’s stock and clarify that the Company may furnish its annual report and stockholder meeting notices electronically, including using the internet. The Board of Directors adopted the Amended and Restated By-laws in connection with the New York Stock Exchange requirement for securities listed on the NYSE to be eligible for the Direct Registration System administered by The Depository Trust Company by January 1, 2008. The amendments also clarified the Company’s ability to provide materials to stockholders electronically consistent with Delaware law and SEC rules and interpretations related to electronic delivery of proxy materials. The foregoing summary is qualified in its entirety by reference to the complete text of the Company’s Amended and Restated By-laws, a copy of which is attached as Exhibit 3.1 to this Form 8-K.

Item 9.01 – Financial Statements and Exhibits

Exhibit 3.1 Amended and Restated By-laws adopted December 6, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2007

BECKMAN COULTER, INC.

By:	/s/ JACK E. SOROKIN
Name:	Jack E. Sorokin
Title:	Deputy General Counsel

EXHIBIT INDEX

Exhibits

3.1	Amended and Restated By-laws adopted December 6, 2007